UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2019

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place, 4TH Floor 141 Front Street PO Box HM 845 Hamilton, HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ____

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

The registrant announced the appointment of Meryl Hartzband to its Board of Directors effective May 23, 2019.  A copy of the press release announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Ms. Hartzband was a founding partner of Stone Point Capital and served as the firm's Chief Investment Officer from 1999 to 2015. Before joining Stone Point, she was a Managing Director at J.P. Morgan & Co., specializing in private equity investments in the financial services industry.
Ms. Hartzband currently serves on the boards of directors of Greenhill & Co., and Conning Holdings Ltd.  She previously served as a director on the boards of The Navigators Group, Inc., Travelers Property Casualty Corp., AXIS Capital Holdings Limited, ACE Limited, and numerous portfolio companies of Stone Point. She holds a B.A. degree from Cornell University and an M.B.A. from the Columbia University Graduate School of Business.
Ms. Hartzband will serve as a member of the Company’s Audit, Compensation and Nominating & Governance Committees.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant
dated May 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker Senior Vice President and
Comptroller

Dated:  May 24, 2019